Exhibit 5.1

August 19, 2011

Board of Directors

Scott’s Liquid Gold-Inc.

Re:	Scott’s Liquid Gold-Inc.

Registration Statement on Form S-8

Gentlemen:

We have acted as special Colorado counsel for Scott’s Liquid Gold-Inc., a Colorado corporation (“Scott’s Liquid Gold”). We are furnishing this opinion at your request in connection with the filing by Scott’s Liquid Gold of a Registration Statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of 1,500,000 shares of Scott’s Liquid Gold’s common stock, par value $.10 per share (the “Shares”), for issuance under the 2005 Stock Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Shares.

In connection with this opinion, we have examined: an executed copy of the Registration Statement; Scott’s Liquid Gold’s Restated Articles of Incorporation; Scott’s Liquid Gold’s Amended and Restated Bylaws, as amended to date; the Plan; resolutions of Scott’s Liquid Gold’s Board of Directors relating to the adoption of the Plan and approval of the Registration Statement; a report of the inspectors of election at the annual meeting of shareholders of Scott’s Liquid Gold held on May 18, 2011; and such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon the foregoing and upon certificates and other assurances of officers of Scott’s Liquid Gold and others as to factual matters without having independently verified such factual matters.

In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures; (iii) the accuracy and completeness of all documents submitted to us; (iv) the legal capacity of all natural person; (v) the authenticity of all documents submitted to us as originals; (vi) the conformity to originals of all documents submitted to us as copies; (vii) the accuracy, completeness and authenticity of certificates of public officials; and (viii) the due authorization, execution and delivery of all documents by parties other than Scott’s Liquid Gold.

Holland & Hart LLP Attorneys at Law

Phone (303) 290-1600 Fax (303) 290-1606 www.hollandhart.com

8390 E. Crescent Parkway Suite 400 Greenwood Village, Colorado 80111

Aspen Billings Boise Boulder Carson City Cheyenne Colorado Springs Denver Denver Tech Center Jackson Hole Las Vegas Reno Salt Lake City Santa Fe Washington, D.C.

August 19, 2011

This opinion letter is based as to matters of law solely on the Colorado Business Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Colorado Business Corporation Act, as amended” includes the statutory provisions contained therein, all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action on the part of Scott’s Liquid Gold and, following (i) effectiveness of the Registration Statement; (ii) issuance and delivery of the Shares in the manner contemplated by the Plan; and (iii) receipt by Scott’s Liquid Gold of the consideration for the Shares specified in the resolutions adopted by the Board of Directors of Scott’s Liquid Gold, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared solely for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Holland & Hart LLP

HOLLAND & HART LLP